EXHIBIT 22 AUDITOR'S CONSENT

                             DASKAL, BOLTON & MANELA
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

         240 W. PALMETTO PARK ROAD, SUITE 300 BOCA RATON, FLORIDA 33432
                    TELEPHONE 561 367-1040 FAX (561) 750-3236


JEFFREY A. BOLTON, C.P.A., P.A.                           MEMBER OF THE AMERICAN
                                                          INSTITUTE
MICHAEL I. DASZKAL, C.P.A., P.A.                          OF CERTIFIED PUBLIC
                                                          ACCOUNTANTS
ROBERT A. MANELA, C.P.A., P.A.
TIMOTHY B. DEVLIN, C.P.A., P.A.


July 9, 1999

To: the Board of Directors
Equity Growth Systems, inc.
(the "Registrant")
8001 Desoto Woods Drive
Sarasota, Florida 34243

         Re:     Consent for use of Auditor's Name

Dear Sirs;

         We hereby consent to the use of our name in Item 4 of the Registrant's Form 8-KSB dated July 12, 1999, disclosing that we have been appointed as its auditors.





                                 ---------------
                             Daskal, Bolton & Manela
                          Certified Public Accountants
                               Boca Raton, Florida

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